
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 5 Financial Statements for the nine months ended September 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       2,209,741
<SECURITIES>                                         0
<RECEIVABLES>                                   75,300<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             1,972,859
<PP&E>                                      70,274,620<F2>
<DEPRECIATION>                            (37,625,260)<F3>
<TOTAL-ASSETS>                              36,907,260
<CURRENT-LIABILITIES>                        2,401,383
<BONDS>                                     42,406,807<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (7,900,930)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                36,907,260
<SALES>                                              0
<TOTAL-REVENUES>                            10,152,411<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,551,086<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           2,584,814
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    16,511<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "Prepaid expenses and other assets" on the balance sheet.
<F2>Includes apartment complexes of $69,383,535 and accumulated amortization of deferred expenses of $891,163.
<F3>Represents depreciation of $37,172,929 and accumualated amortization of deferred expeneses of $452,331.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($383,033) and ($7,517,897), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Operating expenses of $3,942,684, real estate tax expenses of $1,130,881 and depreication and amortization of $2,477,521.
<F8>Net income allocated $165 to the General Partners and $16,346 to the Limited
Partners. Average net income per Unit of Limited Partners interest is $.46 on 35,200 Units outstanding.

